SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 17, 1998
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 1998-3

                              __________________



The Class MV-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class MV-1 Certificates

o This supplement relates to the offering of the Class MV-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class MV-1 certificates. Additional information is contained in the prospectus supplement dated November 17, 1998, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 26, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of August 25, 2003, the certificate principal balance of the Class MV-1 certificates was approximately $3,320,983.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 9, 2003

                               THE MORTGAGE POOL

         As of August 1, 2003 (the "Reference Date"), the Group I Mortgage Loans included approximately 434 Mortgage Loans having an aggregate Stated Principal Balance of approximately $27,520,631, the Group II Subgroup A Mortgage Loans included approximately 74 Mortgage Loans having an aggregate Stated Principal Balance of approximately $9,072,504, and the Group II Subgroup B Mortgage Loans included approximately 216 Mortgage Loans having an aggregate Stated Principal Balance of approximately $15,527,369.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.




                                                                                 As of August 1, 2003
                                                                -------------------------------------------------------
                                                                  Group I Mortgage         Group II Mortgage Loans
                                                                        Loans
                                                                ---------------------- --------------------------------
                                                                                         Subgroup A      Subgroup B
                                                                                       Mortgage Loans  Mortgage Loans
Total Number of Mortgage Loans................................        434                    74             216
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days...........................................          2.30%                 9.46%           6.94%
         60-90 days...........................................          0.46%                 1.35%           1.85%
         91 days or more (excluding pending foreclosures).....          3.92%                 6.76%          10.19%
                                                                        -----                 -----          ------
         Total Delinquencies..................................          6.68%                17.57%          18.98%
                                                                        =====                ======          ------
Foreclosures Pending..........................................          5.07%                 8.11%           7.41%
                                                                        -----                 -----           -----
Total Delinquencies and foreclosures pending..................         11.75%                25.68%          26.39%
                                                                       ======                ======          ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.


         Five (5) Mortgage Loans in the Group I Mortgage Loans have been converted and are, as of the Reference Date, REO loans. Four (4) Mortgage Loans in the Group II Subgroup A Mortgage Loans have been converted and are, as of the Reference Date, REO loans. Eight (8) Mortgage Loans in the Group II Subgroup B Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                         Delinquency and Foreclosure Experience
                                  As of December 31, 2001            As of December 31, 2002                As of June 30, 2003
                                  -----------------------            -----------------------                -------------------
  Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $14,064,482,681.80     100.00%
  Delinquency percentage
         30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $863,975,181.39       6.14%
         60-89 days.....      $255,443,513.99       2.81%        $272,447,833.46       2.59%        $268,783,101.98       1.91%
         90+ days.......       $103,605,79149       1.14%        $112,192,108.56       1.07%         $81,562,249.94       0.58%
             Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,214,320,533.31       8.63%
                          ==================== =========== ====================== =========== ====================== ===========
  Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $297,287,546.11       2.11%
  Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $302,557,888.47       2.15%
                          ==================== =========== ====================== =========== ====================== ===========

         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS MV-1 CERTIFICATES

         The Class MV-1 Certificates will be entitled to receive interest and are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of August 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class MV-1 Certificates was approximately $3,320,983, evidencing a beneficial ownership interest of approximately 6.64% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had aggregate principal balances of approximately $21,741,298 and $16,112,917, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 43.49% and 32.23%, respectively, in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of approximately $4,953,714 and $7,187,556, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 9.91% and 14.38%, respectively, in the Trust Fund. For additional information with respect to the Class MV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans of the related Loan Group prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.18% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum;
(vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class MV-1 Certificates is September 12, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised with respect to either Loan Group on the respective Optional Termination Date.

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Vector for the Fixed Rate Mortgage Loans assumes prepayment rates of 2.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% Prepayment Vector assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 125% of the Prepayment Vector; "150% of the Prepayment Vector" assumes that the Mortgage Loans will prepay at rates equal to 150% of the Prepayment Vector; and the other percentages of the Prepayment Vector identified therein assume that the Mortgage Loans will prepay at rates equal to such respective percentages of the Prepayment Vector.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class MV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


 Percent of Class Certificate Principal Balance at the Respective Percentages of the Prepayment Models

Adjustable Rate Mortgage Loans (CPR)       0%         15%         20%        27%        35%         40%
                                           --         ---         ---        ---        ---         ---
Payment Date
------------
Initial Percentage                         100        100         100        100        100         100
August 2004.....................           99          84         79         72          64         59
August 2005.....................           98          70         62         52          41         35
August 2006.....................           96          59         49         37          26         14
August 2007.....................           95          49         39         27          4           0
August 2008.....................           93          41         30         10          0           0
August 2009.....................           91          34         22          0          0           0
August 2010.....................           89          29          9          0          0           0
August 2011.....................           87          21          0          0          0           0
August 2012.....................           84          11          0          0          0           0
August 2013.....................           82          2           0          0          0           0
August 2014.....................           79          0           0          0          0           0
August 2015.....................           76          0           0          0          0           0
August 2016.....................           73          0           0          0          0           0
August 2017.....................           69          0           0          0          0           0
August 2018.....................           65          0           0          0          0           0
August 2019.....................           61          0           0          0          0           0
August 2020.....................           57          0           0          0          0           0
August 2021.....................           52          0           0          0          0           0
August 2022.....................           46          0           0          0          0           0
August 2023.....................           40          0           0          0          0           0
August 2024.....................           34          0           0          0          0           0
August 2025.....................           27          0           0          0          0           0
August 2026.....................           10          0           0          0          0           0
August 2027.....................            0          0           0          0          0           0
Weighted Average Life in years (1)        16.49       4.49       3.38       2.45        1.81       1.54
Weighted Average Life in years (1)(2)     0.04        0.04       0.04       0.04        0.04       0.04
         --------------------------
         (1) Determined as specified in the Prospectus Supplement.
         (2) To the respective Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class MV-1 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which discussion replaces the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement) and under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

         o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

         o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class MV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class MV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent either that it is not a Plan Investor or that it is investing assets held in an insurance company general account and its acquisition and holding of the Class MV-1 Certificate satisfy the conditions for relief under Sections I and III of PTCE 95-60.

                                    RATINGS

         The Class MV-1 Certificates are currently rated "Aa2" by Moody's Investors Service, Inc. and "AA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                               Group I Mortgage Loans


Summary of Loans in Group I                                                          Range
(As of the Reference Date)

Total Number of Loans                                            434
Aggregate Principal Balance                              $27,520,631
Average Principal Balance                                    $63,412          $1,344     to $215,781
Weighted Average Mortgage Rate                                 9.28%           6.88%     to   15.25%
Net Weighted Average Mortgage Rate                             8.77%           6.37%     to   14.74%
Weighted Average Original Term to Maturity (months)              310             180     to      360
Weighted Average Scheduled Remaining Term (months)               252             118     to      303
Weighted Average Loan-to-Value Ratio                          72.79%          13.66%     to   90.00%


                                           Group I Mortgage Loans

Current Mortgage Loan Principal Balances


Range of Mortgage Loan              Number of               Aggregate      Percentage of
Principal Balances ($)         Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
$ 0.01 to $25,000                          63              $1,198,061              4.35%
$ 25,000.01 to $50,000                    138              $5,116,637             18.59
$ 50,000.01 to $75,000                    109              $6,590,775             23.95
$ 75,000.01 to $100,000                    53              $4,619,729             16.79
$100,000.01 to $150,000                    49              $5,915,538             21.49
$150,000.01 to $200,000                    15              $2,632,986              9.57
$200,000.01 to $250,000                     7              $1,446,905              5.26
----------------------------------------------------------------------------------------
Total                                     434             $27,520,631            100.00%
========================================================================================



Current Mortgage Rates


Range of Current Mortgage           Number of               Aggregate      Percentage of
Rates (%)                      Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
6.501 - 7.000                               2                $150,848              0.55%
7.001 - 7.500                               6                $635,462              2.31
7.501 - 8.000                              38              $3,232,165             11.74
8.001 - 8.500                              65              $4,210,477             15.30
8.501 - 9.000                              84              $6,152,880             22.36
9.001 - 9.500                              57              $3,498,563             12.71
9.501 - 10.000                             65              $4,067,584             14.78
10.001 - 10.500                            34              $2,085,345              7.58
10.501 - 11.000                            18              $1,034,750              3.76
11.001 - 11.500                            22              $1,027,115              3.73
11.501 - 12.000                            10                $308,556              1.12
12.001 - 12.500                            10                $293,291              1.07
12.501 - 13.000                             6                $212,952              0.77
13.001 - 13.500                             7                $187,247              0.68
13.501 - 14.000                             6                $316,147              1.15
14.001 - 14.500                             2                 $44,325              0.16
14.501 - 15.000                             1                 $24,676              0.09
15.001 - 15.500                             1                 $38,251              0.14
----------------------------------------------------------------------------------------
Total                                     434             $27,520,631            100.00%
========================================================================================





                                             Group I Mortgage Loans

Remaining Term to Maturity


Months Remaining to                 Number of               Aggregate      Percentage of
Maturity                       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
1 - 120                                    12                $523,615              1.90%
121 - 180                                 160              $7,138,223             25.94
181 - 300                                  27              $2,160,247              7.85
301 - 360                                 235             $17,698,546             64.31
----------------------------------------------------------------------------------------
Total                                     434             $27,520,631            100.00%
========================================================================================



Original Loan-to-Value Ratios


Range of Original                   Number of               Aggregate      Percentage of
Loan-to-Value Ratios (%)       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
50.00 or Less                              49              $1,824,167              6.63%
50.01-55.00                                15                $835,041              3.03
55.01-60.00                                23              $1,180,713              4.29
60.01-65.00                                39              $2,081,870              7.56
65.01-70.00                                67              $4,620,822             16.79
70.01-75.00                                69              $3,983,959             14.48
75.01-80.00                               114              $8,147,364             29.60
80.01-85.00                                31              $2,300,670              8.36
85.01-90.00                                27              $2,546,025              9.25
----------------------------------------------------------------------------------------
Total                                     434             $27,520,631            100.00%
========================================================================================




                                        Group I Mortgage Loans

State Distribution of Mortgaged Properties


                                    Number of               Aggregate      Percentage of
State                          Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
Arizona                                    17              $1,165,644              4.24%
Arkansas                                    2                 $65,557              0.24
California                                 61              $5,742,424             20.87
Colorado                                    9                $693,881              2.52
Connecticut                                 2                $122,180              0.44
Florida                                    61              $2,883,167             10.48
Georgia                                    28              $2,269,350              8.25
Hawaii                                      9                $984,869              3.58
Idaho                                       5                $277,889              1.01
Illinois                                    5                $218,131              0.79
Indiana                                    20                $882,416              3.21
Kentucky                                    4                $168,038              0.61
Louisiana                                  17                $742,807              2.70
Massachussetts                              1                $136,717              0.50
Michigan                                   19              $1,068,753              3.88
Minnesota                                   1                $118,217              0.43
Mississippi                                 4                $218,305              0.79
Missouri                                   10                $591,724              2.15
Montana                                     1                 $48,370              0.18
Nebraska                                    1                 $31,139              0.11
Nevada                                      8                $603,234              2.19
New Mexico                                  2                 $71,465              0.26
New York                                    3                $238,806              0.87
North Carolina                              5                $190,564              0.69
Ohio                                       28              $1,633,070              5.93
Oklahoma                                    5                $171,823              0.62
Oregon                                      7                $521,177              1.89
Pennsylvania                                7                $504,565              1.83
Tennessee                                  18              $1,011,232              3.67
Texas                                      38              $1,576,806              5.73
Utah                                        4                $259,678              0.94
Virginia                                    4                $269,055              0.98
Washington                                 13              $1,232,682              4.48
Wisconsin                                  14                $712,688              2.59
Wyoming                                     1                 $94,205              0.34
----------------------------------------------------------------------------------------
Total                                     434             $27,520,631            100.00%
========================================================================================



                                              Group I Mortgage Loans


Types of Mortgaged Properties


                                            Number of                 Aggregate     Percentage of
Property Types                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Single Family Residence                           376               $23,856,070            86.68%
Planned Unit Development                           15                $1,275,605             4.64
2-4 Family Residence                               13                $1,028,350             3.74
Manufactured Housing (1)                           16                  $799,742             2.91
Low-Rise Condominium                               14                  $560,864             2.04
-------------------------------------------------------------------------------------------------
Total                                             434               $27,520,631           100.00%
=================================================================================================
(1) Treated as Real Property


Purpose of Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Loan Purpose                           Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                              305               $18,127,964            65.87%
Refinance (Rate-Term)                              73                $5,687,705            20.67
Purchase                                           56                $3,704,962            13.46
-------------------------------------------------------------------------------------------------
Total                                             434               $27,520,631           100.00%
=================================================================================================



Occupancy Types of the Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Occupancy Type                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Primary Residence                                 386               $24,643,984            89.55%
Investment Property                                46                $2,739,969             9.96
Secondary Residence                                 2                  $136,677             0.50
-------------------------------------------------------------------------------------------------
Total                                             434               $27,520,631           100.00%
=================================================================================================



Group II Mortgage Loans
Subgroup A Mortgage Loans


Summary of Loans in Group II Subgroup A                                               Range
(As of the Reference Date)

Total Number of Loans                                                     74
Aggregate Principal Balance                                       $9,072,504
Average Principal Balance                                           $122,601       $87,434 to        $201,069
Weighted Average Mortgage Rate                                         9.15%         7.00% to          12.50%
Net Weighted Average Mortgage Rate                                     8.64%         6.49% to          11.99%
Weighted Average Gross Margin                                          6.21%         5.00% to           8.00%
Weighted Average Maximum Mortgage Rate                                16.06%        14.00% to          19.50%
Weighted Average Minimum Mortgage Rate                                 9.14%         7.00% to          12.50%
Weighted Average Original Term to Maturity (months)                      360           360 to            360
Weighted Average Scheduled Remaining Term (months)                       302           300 to            303
Weighted Average Loan-to-Value Ratio                                  78.11%        60.00% to         90.00%


                                      Group II Mortgage Loans
                                     Subgroup A Mortgage Loans


Current Mortgage Loan Principal Balances



Range of Mortgage Loan              Number of               Aggregate      Percentage of
Principal Balances ($)         Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
$ 75,000.01 to $100,000                    21              $1,958,122             21.58%
$100,000.01 to $150,000                    38              $4,498,967              49.59
$150,000.01 to $200,000                    14              $2,414,346              26.61
$200,000.01 to $250,000                     1                $201,069               2.22
----------------------------------------------------------------------------------------
Total                                      74              $9,072,504            100.00%
========================================================================================


Current Mortgage Rates


Range of Current Mortgage           Number of               Aggregate      Percentage of
Rates (%)                      Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
6.501 - 7.000                               1                 $88,931              0.98%
7.001 - 7.500                               2                $194,506               2.14
7.501 - 8.000                               7                $810,464               8.93
8.001 - 8.500                              19              $2,404,450              26.50
8.501 - 9.000                              17              $2,155,826              23.76
9.001 - 9.500                               7                $808,304               8.91
9.501 - 10.000                              7                $829,354               9.14
10.001 - 10.500                             4                $462,459               5.10
10.501 - 11.000                             3                $439,143               4.84
11.001 - 11.500                             3                $289,611               3.19
11.501 - 12.000                             1                $153,889               1.70
12.001 - 12.500                             3                $435,566               4.80
----------------------------------------------------------------------------------------
Total                                      74              $9,072,504             100.00%
========================================================================================




Remaining Term to Maturity


Months Remaining to                 Number of               Aggregate      Percentage of
Maturity                       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
181 - 300                                   2                $299,736              3.30%
301 - 360                                  72              $8,772,768              96.70
----------------------------------------------------------------------------------------
Total                                      74              $9,072,504            100.00%
========================================================================================




                                           Group II Mortgage Loans
                                          Subgroup A Mortgage Loans

Original Loan-to-Value Ratios

Range of Original                   Number of               Aggregate      Percentage of
Loan-to-Value Ratios (%)       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
55.01-60.00                                 1                $116,351              1.28%
60.01-65.00                                 3                $366,053               4.03
65.01-70.00                                11              $1,313,034              14.47
70.01-75.00                                12              $1,541,363              16.99
75.01-80.00                                28              $3,368,322              37.13
80.01-85.00                                13              $1,640,396              18.08
85.01-90.00                                 6                $726,984               8.01
----------------------------------------------------------------------------------------
Total                                      74              $9,072,504            100.00%
========================================================================================



State Distribution of Mortgaged Properties


                                    Number of               Aggregate      Percentage of
State                          Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
Arizona                                     2                $194,446              2.14%
Arkansas                                    1                $103,576               1.14
California                                 12              $1,688,328              18.61
Colorado                                    3                $414,880               4.57
Florida                                     3                $376,537               4.15
Georgia                                     1                $109,866               1.21
Illinois                                    5                $530,073               5.84
Louisiana                                   2                $204,650               2.26
Maryland                                    1                 $90,318               1.00
Michigan                                    9              $1,104,817              12.18
Missouri                                    2                $236,506               2.61
Nevada                                      1                 $89,733               0.99
New Jersey                                  2                $204,293               2.25
New Mexico                                  3                $333,618               3.68
New York                                    1                $153,889               1.70
North Carolina                              2                $226,612               2.50
Ohio                                        4                $467,860               5.16
Oklahoma                                    1                $104,740               1.15
Oregon                                      3                $520,365               5.74
Pennsylvania                                2                $217,878               2.40
Tennessee                                   1                 $95,124               1.05
Texas                                       2                $309,904               3.42
Utah                                        2                $184,478               2.03
Washington                                  6                $763,999               8.42
Wisconsin                                   3                $346,011               3.81
----------------------------------------------------------------------------------------
Total                                      74              $9,072,504             100.00%
========================================================================================




                                      Group II Mortgage Loans
                                     Subgroup A Mortgage Loans


Types of Mortgaged Properties


                                            Number of                 Aggregate     Percentage of
Property Types                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Single Family Residence                            63                $7,627,604            84.07%
Planned Unit Development                            5                  $673,930              7.43
Low-Rise Condominium                                3                  $407,461              4.49
Manufactured Housing (1)                            2                  $253,538              2.79
2-4 Family Residence                                1                  $109,971              1.21
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================
(1) Treated as Real Property


Purpose of Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Loan Purpose                           Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                               44                $5,265,684            58.04%
Purchase                                           16                $2,041,332             22.50
Refinance (Rate-Term)                              14                $1,765,487             19.46
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================



Occupancy Types of the Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Occupancy Type                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Primary Residence                                  72                $8,857,915            97.63%
Investment Property                                 2                  $214,589              2.37
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================



Gross Margin


Range of Gross                              Number of                 Aggregate     Percentage of
Margins (%)                            Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
4.001 - 5.000                                       1                  $102,341             1.13%
5.001 - 6.000                                      40                $4,876,966             53.76
6.001 - 7.000                                      27                $3,344,407             36.86
7.001 - 8.000                                       6                  $748,790              8.25
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================




                                           Group II Mortgage Loans
                                           Subgroup A Mortgage Loans


Subsequent Adjustment Date


Subsequent Adjustment                       Number of                 Aggregate     Percentage of
Date                                   Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
September 2003                                     17                $2,250,398            24.80%
October 2003                                       16                $1,832,320             20.20
November 2003                                      39                $4,690,050             51.70
February 2004                                       2                  $299,736              3.30
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================


Range of Months to Adjustment Date


Range of Months                             Number of                 Aggregate     Percentage of
to Adjustment Date                     Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
0 - 6                                              74                $9,072,504           100.00%
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================



Maximum Mortgage Rates


Range of                                    Number of                 Aggregate     Percentage of
Maximum Mortgage Rates (%)             Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
13.501 - 14.000                                     2                  $272,330             3.00%
14.001 - 14.500                                     4                  $377,027              4.16
14.501 - 15.000                                     7                  $821,194              9.05
15.001 - 15.500                                    19                $2,419,699             26.67
15.501 - 16.000                                    16                $1,961,698             21.62
16.001 - 16.500                                     6                  $701,872              7.74
16.501 - 17.000                                     6                  $738,017              8.13
17.000 - 17.500                                     4                  $462,459              5.10
17.501 - 18.000                                     3                  $439,143              4.84
18.001 - 18.500                                     3                  $289,611              3.19
18.501 - 19.000                                     1                  $153,889              1.70
19.001 - 19.500                                     3                  $435,566              4.80
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================




                                           Group II Mortgage Loans
                                           Subgroup A Mortgage Loans


Minimum Mortgage Rates


Range of                                    Number of                 Aggregate     Percentage of
Minimum Mortgage Rates (%)             Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
6.001 - 7.000                                       1                   $88,931             0.98%
7.001 - 8.000                                       9                $1,004,970             11.08
8.001 - 9.000                                      36                $4,560,277             50.26
9.001 - 10.000                                     14                $1,637,658             18.05
10.001 - 11.000                                     7                  $901,602              9.94
11.001 - 12.000                                     4                  $443,499              4.89
12.001 - 13.000                                     3                  $435,566              4.80
-------------------------------------------------------------------------------------------------
Total                                              74                $9,072,504           100.00%
=================================================================================================


                                              Group II Mortgage Loans
                                         Subgroup B Fixed Rate Mortgage Loans


Summary of Loans in Group II Subgroup B (Fixed)                                       Range
(As of the Reference Date)

Total Number of Loans                                                     25
Aggregate Principal Balance                                       $3,564,361
Average Principal Balance                                           $142,574          $11,435       to   $602,192
Weighted Average Mortgage Rate                                         9.38%            8.25%       to     13.13%
Net Weighted Average Mortgage Rate                                     8.87%            7.74%       to     12.62%
Weighted Average Original Term to Maturity (months)                      345              120       to        360
Weighted Average Scheduled Remaining Term (months)                       287               61       to        303
Weighted Average Loan-to-Value Ratio                                  77.62%           42.80%       to    100.00%


                                             Group II Mortgage Loans
                                        Subgroup B Fixed Rate Mortgage Loans


Current Mortgage Loan Principal Balances


Range of Mortgage Loan              Number of                 Aggregate     Percentage of
Principal Balances ($)         Mortgage Loans         Principal Balance        Loan Group
-----------------------------------------------------------------------------------------
$ 0.01 to $25,000                          12                  $189,918             5.33%
$ 25,000.01 to $50,000                      3                   $97,681              2.74
$200,000.01 to $250,000                     3                   $723,651            20.30
$250,000.01 to $300,000                     3                   $818,455            22.96
$300,000.01 to $350,000                     1                   $328,491             9.22
$350,000.01 to $400,000                     1                   $353,469             9.92
$450,000.01 to $500,000                     1                   $450,504            12.64
$600,000.01 to $650,000                     1                   $602,192            16.89
-----------------------------------------------------------------------------------------
Total                                      25                 $3,564,361          100.00%
=========================================================================================



Current Mortgage Rates


Range of Current Mortgage           Number of               Aggregate      Percentage of
Rates (%)                      Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
8.001 - 8.500                               1                $353,469              9.92%
8.501 - 9.000                               6              $2,154,895              60.46
9.501 - 10.000                              1                $254,937               7.15
10.001 - 10.500                             1                $274,822               7.71
11.001 - 11.500                             1                $238,638               6.70
11.501 - 12.000                            11                $223,375               6.27
12.001 - 12.500                             1                 $13,507               0.38
12.501 - 13.000                             2                 $30,245               0.85
13.001 - 13.500                             1                 $20,473               0.57
----------------------------------------------------------------------------------------
Total                                      25              $3,564,361            100.00%
========================================================================================



Remaining Term to Maturity


Months Remaining to                 Number of               Aggregate      Percentage of
Maturity                       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
1 - 120                                     3                 $43,717              1.23%
121 - 180                                  12                $243,882               6.84
181 - 300                                   1                $288,695               8.10
301 - 360                                   9              $2,988,067              83.83
----------------------------------------------------------------------------------------
Total                                      25              $3,564,361            100.00%
========================================================================================




                                       Group II Mortgage Loans
                                Subgroup B Fixed Rate Mortgage Loans


Original Loan-to-Value Ratios

Range of Original                   Number of               Aggregate      Percentage of
Loan-to-Value Ratios (%)       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
50.00 or Less                               1                 $20,473              0.57%
50.01-55.00                                 1                 $11,737               0.33
55.01-60.00                                 1                $248,149               6.96
60.01-65.00                                 1                $238,638               6.70
65.01-70.00                                 3                $396,810              11.13
70.01-75.00                                 3                 $49,918               1.40
75.01-80.00                                 5                $913,473              25.63
80.01-85.00                                 7              $1,631,593              45.78
90.01-95.00                                 1                 $15,272               0.43
95.01-100.00                                2                 $38,298               1.07
----------------------------------------------------------------------------------------
Total                                      25              $3,564,361            100.00%
========================================================================================


State Distribution of Mortgaged Properties


                                    Number of               Aggregate      Percentage of
State                          Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
Arizona                                     1                 $11,737              0.33%
California                                  7              $1,282,804              35.99
Colorado                                    1                $353,469               9.92
Florida                                     1                 $29,362               0.82
Georgia                                     1                $328,491               9.22
Hawaii                                      1                $248,149               6.96
Indiana                                     2                $287,362               8.06
Massachussetts                              1                 $18,737               0.53
Missouri                                    1                 $13,386               0.38
Montana                                     2                 $68,319               1.92
New York                                    1                 $11,507               0.32
North Carolina                              1                $602,192              16.89
Ohio                                        2                 $38,002               1.07
Texas                                       1                $236,864               6.65
Utah                                        1                 $13,507               0.38
Washington                                  1                 $20,473               0.57
----------------------------------------------------------------------------------------
Total                                      25              $3,564,361            100.00%
========================================================================================




                                      Group II Mortgage Loans
                                Subgroup B Fixed Rate Mortgage Loans


Types of Mortgaged Properties


                                            Number of                 Aggregate     Percentage of
Property Types                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Single Family Residence                            23                $2,928,805            82.17%
Planned Unit Development                            2                  $635,557             17.83
-------------------------------------------------------------------------------------------------
Total                                              25                $3,564,361           100.00%
=================================================================================================





Purpose of Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Loan Purpose                           Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Refinance (Rate-Term)                             16                 $1,608,502            45.13%
Refinance (Cash-Out)                               8                 $1,505,355             42.23
Purchase                                           1                   $450,504             12.64
-------------------------------------------------------------------------------------------------
Total                                             25                 $3,564,361           100.00%
=================================================================================================



Occupancy Types of the Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Occupancy Type                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Primary Residence                                  24                $3,543,889            99.43%
Investment Property                                 1                   $20,473              0.57
-------------------------------------------------------------------------------------------------
Total                                              25                $3,564,361           100.00%
=================================================================================================



                                              Group II Mortgage Loans
                                         Subgroup B Adjustable Rate Mortgage Loans


Summary of Loans in Group II Subgroup B (Adjustable)                                  Range
(As of the Reference Date)

Total Number of Loans                                                 191
Aggregate Principal Balance                                   $11,963,008
Average Principal Balance                                         $62,634            $5,901 to         $642,837
Weighted Average Mortgage Rate                                      8.92%             6.63% to           13.13%
Net Weighted Average Mortgage Rate                                  8.41%             6.12% to           12.62%
Weighted Average Gross Margin                                       6.29%             5.00% to            8.75%
Weighted Average Maximum Mortgage Rate                             15.84%            13.38% to           20.13%
Weighted Average Minimum Mortgage Rate                              8.85%             6.38% to           13.13%
Weighted Average Original Term to Maturity (months)                   359               180 to              360
Weighted Average Scheduled Remaining Term (months)                    301               121 to              304
Weighted Average Loan-to-Value Ratio                               72.61%            24.05% to           90.00%



                                             Group II Mortgage Loans
                                    Subgroup B Adjustable Rate Mortgage Loans


Current Mortgage Loan Principal Balances


Range of Mortgage Loan              Number of                 Aggregate     Percentage of
Principal Balances ($)         Mortgage Loans         Principal Balance        Loan Group
-----------------------------------------------------------------------------------------
$ 0.01 to $25,000                          10                  $170,424             1.42%
$ 25,000.01 to $50,000                     76                $2,914,703             24.36
$ 50,000.01 to $75,000                     72                $4,430,229             37.03
$ 75,000.01 to $100,000                    27                $2,169,956             18.14
$200,000.01 to $250,000                     1                  $246,058              2.06
$250,000.01 to $300,000                     1                  $254,257              2.13
$300,000.01 to $350,000                     1                  $326,152              2.73
$350,000.01 to $400,000                     1                  $355,725              2.97
$450,000.01 to $500,000                     1                  $452,668              3.78
$600,000.01 to $650,000                     1                  $642,837              5.37
-----------------------------------------------------------------------------------------
Total                                     191               $11,963,008           100.00%
=========================================================================================



Current Mortgage Rates


Range of Current Mortgage           Number of               Aggregate      Percentage of
Rates (%)                      Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
6.501 - 7.000                               9              $1,461,365             12.22%
7.001 - 7.500                              10                $625,088               5.23
7.501 - 8.000                              21              $1,345,478              11.25
8.001 - 8.500                              33              $2,047,169              17.11
8.501 - 9.000                              21              $1,194,119               9.98
9.001 - 9.500                              19              $1,290,996              10.79
9.501 - 10.000                             25              $1,599,945              13.37
10.001 - 10.500                            14                $755,076               6.31
10.501 - 11.000                            17                $778,309               6.51
11.001 - 11.500                            10                $409,691               3.42
11.501 - 12.000                             3                $149,260               1.25
12.001 - 12.500                             4                $133,000               1.11
12.501 - 13.000                             3                $125,028               1.05
13.001 - 13.500                             2                 $48,486               0.41
----------------------------------------------------------------------------------------
Total                                     191             $11,963,008            100.00%
=========================================================================================

                                      Group II Mortgage Loans
                                Subgroup B Fixed Rate Mortgage Loans


Remaining Term to Maturity


Months Remaining to                 Number of               Aggregate      Percentage of
Maturity                       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
121 - 180                                  2                  $95,398              0.80%
181 - 300                                  4                 $218,910               1.83
301 - 360                                185              $11,648,700              97.37
----------------------------------------------------------------------------------------
Total                                    191              $11,963,008            100.00%
=========================================================================================



Original Loan-to-Value Ratios

Range of Original                   Number of               Aggregate      Percentage of
Loan-to-Value Ratios (%)       Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
50.00 or Less                              11                $544,945              4.56%
50.01-55.00                                 6                $265,179               2.22
55.01-60.00                                16                $802,829               6.71
60.01-65.00                                19              $1,278,050              10.68
65.01-70.00                                32              $1,640,968              13.72
70.01-75.00                                42              $2,911,999              24.34
75.01-80.00                                43              $2,412,155              20.16
80.01-85.00                                15              $1,090,980               9.12
85.01-90.00                                 7              $1,015,904               8.49
----------------------------------------------------------------------------------------
Total                                     191             $11,963,008            100.00%
=========================================================================================




                                     Group II Mortgage Loans
                             Subgroup B Adjustable Rate Mortgage Loans


State Distribution of Mortgaged Properties


                                    Number of               Aggregate      Percentage of
State                          Mortgage Loans       Principal Balance         Loan Group
----------------------------------------------------------------------------------------
Arizona                                     6                $315,918              2.64%
Arkansas                                    3                 $98,239               0.82
California                                 11              $1,804,847              15.09
Colorado                                    4                $316,755               2.65
Florida                                    19              $1,056,133               8.83
Georgia                                     3                $391,813               3.28
Hawaii                                      1                 $62,660               0.52
Idaho                                       1                 $72,383               0.61
Illinois                                   11                $888,341               7.43
Indiana                                    10                $493,330               4.12
Kansas                                      1                 $60,825               0.51
Kentucky                                    1                 $74,520               0.62
Louisiana                                   1                 $55,075               0.46
Maryland                                    2                $114,028               0.95
Massachussetts                              1                 $87,364               0.73
Michigan                                   12                $497,418               4.16
Minnesota                                   2                $118,996               0.99
Mississippi                                 3                $110,953               0.93
Missouri                                    9                $415,369               3.47
Montana                                     1                 $39,129               0.33
Nebraska                                    1                 $61,468               0.51
Nevada                                      2                $130,829               1.09
New Jersey                                  1                 $59,337               0.50
New Mexico                                  3                $329,918               2.76
New York                                    1                 $62,126               0.52
North Carolina                              5                $261,011               2.18
Ohio                                       24              $1,172,882               9.80
Oklahoma                                    3                $190,878               1.60
Oregon                                      1                 $62,153               0.52
Pennsylvania                                7                $297,051               2.48
South Carolina                              1                 $41,611               0.35
Tennessee                                   2                $143,253               1.20
Texas                                      14                $670,092               5.60
Utah                                        7                $408,571               3.42
Virginia                                    1                 $28,491               0.24
Washington                                  7                $464,666               3.88
West Virginia                               1                 $60,533               0.51
Wisconsin                                   8                $444,041               3.71
----------------------------------------------------------------------------------------
Total                                     191             $11,963,008            100.00%
=========================================================================================




                                      Group II Mortgage Loans
                            Subgroup B Adjustable Rate Mortgage Loans



Types of Mortgaged Properties


                                            Number of                 Aggregate     Percentage of
Property Types                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Single Family Residence                           158                $9,741,439            81.43%
2-4 Family Residence                                9                  $808,340              6.76
Low-Rise Condominium                               10                  $566,767              4.74
Planned Unit Development                            8                  $493,861              4.13
Manufactured Housing (1)                            6                  $352,601              2.95
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================
(1) Treated as Real Property



Purpose of Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Loan Purpose                           Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                              112                $6,837,032            57.15%
Refinance (Rate-Term)                              31                $2,732,932             22.84
Purchase                                           48                $2,393,044             20.00
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================



Occupancy Types of the Mortgage Loans


                                            Number of                 Aggregate     Percentage of
Occupancy Type                         Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
Primary Residence                                 155                $9,991,822            83.52%
Investment Property                                35                $1,927,346             16.11
Secondary Residence                                 1                   $43,839              0.37
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================



Gross Margin


Range of Gross                              Number of                 Aggregate     Percentage of
Margins (%)                            Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
4.001 - 5.000                                       6                  $352,881             2.95%
5.001 - 6.000                                      64                $4,764,984             39.83
6.001 - 7.000                                      85                $5,342,666             44.66
7.001 - 8.000                                      31                $1,353,379             11.31
8.001 - 9.000                                       5                  $149,098              1.25
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================




                                   Group II Mortgage Loans
                          Subgroup B Adjustable Rate Mortgage Loans


Subsequent Adjustment Date


Subsequent Adjustment                       Number of                 Aggregate     Percentage of
Date                                   Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
September 2003                                     33                $2,856,662            23.88%
October 2003                                       53                $2,725,182             22.78
November 2003                                     100                $6,105,854             51.04
December 2003                                       2                  $131,231              1.10
February 2004                                       3                  $144,079              1.20
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================


Range of Months to Adjustment Date


Range of Months                             Number of                 Aggregate     Percentage of
to Adjustment Date                     Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
0 - 6                                             191               $11,963,008           100.00%
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================



Maximum Mortgage Rates


Range of                                    Number of                 Aggregate     Percentage of
Maximum Mortgage Rates (%)             Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
13.001 - 13.500                                     2                  $998,562             8.35%
13.501 - 14.000                                     9                  $620,937              5.19
14.001 - 14.500                                    17                  $971,953              8.12
14.501 - 15.000                                    19                $1,198,046             10.01
15.001 - 15.500                                    27                $1,723,178             14.40
15.501 - 16.000                                    20                $1,160,542              9.70
16.001 - 16.500                                    19                $1,290,996             10.79
16.501 - 17.000                                    25                $1,599,945             13.37
17.000 - 17.500                                    14                  $755,076              6.31
17.501 - 18.000                                    17                  $778,309              6.51
18.001 - 18.500                                    10                  $409,691              3.42
18.501 - 19.000                                     4                  $200,704              1.68
19.001 - 19.500                                     4                  $133,000              1.11
19.501 - 20.000                                     2                   $73,584              0.62
20.001+                                             2                   $48,486              0.41
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================




                                   Group II Mortgage Loans
                          Subgroup B Adjustable Rate Mortgage Loans


Minimum Mortgage Rates


Range of                                    Number of                 Aggregate     Percentage of
Minimum Mortgage Rates (%)             Mortgage Loans         Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------
6.001 - 7.000                                      10                $1,544,668            12.91%
7.001 - 8.000                                      37                $2,244,830             18.76
8.001 - 9.000                                      47                $2,883,721             24.11
9.001 - 10.000                                     44                $2,890,941             24.17
10.001 - 11.000                                    31                $1,533,384             12.82
11.001 - 12.000                                    13                  $558,951              4.67
12.001 - 13.000                                     7                  $258,027              2.16
13.001 - 14.000                                     2                   $48,486              0.41
-------------------------------------------------------------------------------------------------
Total                                             191               $11,963,008           100.00%
=================================================================================================


                                   EXHIBIT 2



  THE                                                                                           Distribution Date:   8/25/03
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312

                                              Certificateholder Monthly Distribution Summary

                                              Certificate                        Pass
                               Class             Rate          Beginning        Through           Principal       Interest
Class            Cusip       Description         Type           Balance          Rate (%)       Distribution    Distribution
------------------------------------------------------------------------------------------------------------------------------
AF1            126671ET9       Senior         Fix-30/360     22,592,772.62     6.815000          851,474.24      128,308.12
AV1            126671EX0       Senior         Var-Act/360     1,246,508.84     2.200000          169,353.56        2,361.44
AV2            126671EY8       Senior         Fix-Act/360    15,728,026.17     2.200000          692,264.36       29,795.87
------------------------------------------------------------------------------------------------------------------------------
MF1            126671EU6     Mezzanine        Fix-30/360      1,715,906.78     7.050000           64,668.93       10,080.95
MF2            126671EV4     Mezzanine        Fix-30/360      1,715,906.79     7.590000           64,668.93       10,853.11
BF             126671EW2      Junior          Fix-30/360      1,715,906.79     8.775000           64,668.93       12,547.57
MV1            126671EZ5     Mezzanine        Fix-Act/360     3,498,568.29     2.412500          177,585.37        7,268.03
MV2            126671FA9     Mezzanine        Fix-Act/360     2,591,532.05     2.975000          131,544.72        6,639.00
BV             126671FB7      Junior          Fix-Act/360     1,551,284.74     5.225000          144,699.19        6,979.70
BF-IO           PRIVATE       Junior          Fix-30/360              0.00     0.000000                0.00       49,496.29
BV-IO           PRIVATE       Junior          Fix-30/360              0.00     0.000000                0.00      132,410.68
------------------------------------------------------------------------------------------------------------------------------
Totals                                                       52,356,413.07                     2,360,928.23      396,740.76
------------------------------------------------------------------------------------------------------------------------------


                                   Current                      Cumulative
                  Total           Realized        Ending         Realized
Class           Distribution       Losses         Balance         Losses
--------------------------------------------------------------------------
AF1              979,782.36         0.00      21,741,298.38        0.00
AV1              171,715.00         0.00       1,077,155.28        0.00
AV2              722,060.23         0.00      15,035,761.81        0.00
--------------------------------------------------------------------------
MF1               74,749.88         0.00       1,651,237.85        0.00
MF2               75,522.04         0.00       1,651,237.86        0.00
BF                77,216.50         0.00       1,651,237.86        0.00
MV1              184,853.40         0.00       3,320,982.92        0.00
MV2              138,183.72         0.00       2,459,987.33        0.00
BV               151,678.89         0.00       1,406,585.55        0.00
BF-IO             49,496.29         0.00               0.00        0.00
BV-IO            132,410.68         0.00               0.00        0.00
--------------------------------------------------------------------------
Totals         2,757,668.99         0.00      49,995,484.84        0.00
--------------------------------------------------------------------------





  THE                                                                                           Distribution Date:   8/25/03
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


                                                           Principal Distribution Detail

                                Original           Beginning       Scheduled                       Unscheduled           Net
                               Certificate        Certificate      Principal      Accretion         Principal         Principal
Class            Cusip           Balance            Balance       Distribution    Principal        Adjustments       Distribution
---------------------------------------------------------------------------------------------------------------------------------
AF1            126671ET9      96,775,000.00      22,592,772.62     851,474.24         0.00             0.00           851,474.24
AV1            126671EX0     100,000,000.00       1,246,508.84     169,353.56         0.00             0.00           169,353.56
AV2            126671EY8     118,948,000.00      15,728,026.17     692,264.36         0.00             0.00           692,264.36
----------------------------------------------------------------------------------------------------------------------------------
MF1            126671EU6       3,190,000.00       1,715,906.78      64,668.93         0.00             0.00            64,668.93
MF2            126671EV4       3,190,000.00       1,715,906.79      64,668.93         0.00             0.00            64,668.93
BF             126671EW2       3,191,000.00       1,715,906.79      64,668.93         0.00             0.00            64,668.93
MV1            126671EZ5      17,542,000.00       3,498,568.29     177,585.37         0.00             0.00           177,585.37
MV2            126671FA9      12,994,000.00       2,591,532.05     131,544.72         0.00             0.00           131,544.72
BV             126671FB7      10,396,000.00       1,551,284.74     144,699.19         0.00             0.00           144,699.19
BF-IO           PRIVATE                0.00               0.00           0.00         0.00             0.00                 0.00
BV-IO           PRIVATE                0.00               0.00           0.00         0.00             0.00                 0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                       366,226,000.00      52,356,413.07   2,360,928.23         0.00             0.00         2,360,928.23
----------------------------------------------------------------------------------------------------------------------------------

               Current         Ending            Ending
              Realized        Certificate      Certificate
Class          Losses          Balance           Factor
--------------------------------------------------------------
AF1             0.00        21,741,298.38     0.22465821112
AV1             0.00         1,077,155.28     0.01077155280
AV2             0.00        15,035,761.81     0.12640617590
--------------------------------------------------------------
MF1             0.00         1,651,237.85     0.51762942006
MF2             0.00         1,651,237.86     0.51762942320
BF              0.00         1,651,237.86     0.51746720777
MV1             0.00         3,320,982.92     0.18931609395
MV2             0.00         2,459,987.33     0.18931717177
BV              0.00         1,406,585.55     0.13530064918
BF-IO           0.00                 0.00     0.00000000000
BV-IO           0.00                 0.00     0.00000000000
--------------------------------------------------------------
Totals          0.00        49,995,484.84
--------------------------------------------------------------



  THE                                                                                           Distribution Date:   8/25/03
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


                                                           Interest Distribution Detail

                  Beginning          Pass             Accrued          Cumulative                          Total
                 Certificate        Through           Optimal            Unpaid         Deferred         Interest
Class              Balance          Rate (%)          Interest          Interest        Interest            Due
----------------------------------------------------------------------------------------------------------------------
AF1             22,592,772.62      6.815000          128,308.12            0.00           0.00           128,308.12
AV1             1,246,508.84       2.200000          2,361.44              0.00           0.00             2,361.44
AV2             15,728,026.17      2.200000          29,795.87             0.00           0.00            29,795.87
----------------------------------------------------------------------------------------------------------------------
MF1             1,715,906.78       7.050000          10,080.95             0.00           0.00            10,080.95
MF2             1,715,906.79       7.590000          10,853.11             0.00           0.00            10,853.11
BF              1,715,906.79       8.775000          12,547.57             0.00           0.00            12,547.57
MV1             3,498,568.29       2.412500          7,268.03              0.00           0.00             7,268.03
MV2             2,591,532.05       2.975000          6,639.00              0.00           0.00             6,639.00
BV              1,551,284.74       5.225000          6,979.70              0.00           0.00             6,979.70
BF-IO           0.00               0.000000          0.00                  0.00           0.00                 0.00
BV-IO           0.00               0.000000          0.00                  0.00           0.00                 0.00
----------------------------------------------------------------------------------------------------------------------
Totals          52,356,413.07                        214,833.79            0.00           0.00           214,833.79
----------------------------------------------------------------------------------------------------------------------


                     Net          Unscheduled
                  Prepayment        Interest           Interest
Class            Int Shortfall     Adjustment            Paid
----------------------------------------------------------------
AF1                  0.00              0.00           128,308.12
AV1                  0.00              0.00             2,361.44
AV2                  0.00              0.00            29,795.87
----------------------------------------------------------------
MF1                  0.00              0.00            10,080.95
MF2                  0.00              0.00            10,853.11
BF                   0.00              0.00            12,547.57
MV1                  0.00              0.00             7,268.03
MV2                  0.00              0.00             6,639.00
BV                   0.00              0.00             6,979.70
BF-IO                0.00              0.00            49,496.29
BV-IO                0.00              0.00           132,410.68
----------------------------------------------------------------
Totals               0.00              0.00           396,740.76
----------------------------------------------------------------





  THE                                                                                           Distribution Date:   8/25/03
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


                                                              Current Payment Information
                                                                    Factors per $1,000

                                          Original              Beginning Cert.
                                         Certificate               Notional                 Principal             Interest
Class               Cusip                  Balance                  Balance                Distribution          Distribution
---------------------------------------------------------------------------------------------------------------------------------
AF1               126671ET9             96,775,000.00            233.456704942             8.798493826           1.325839537
AV1               126671EX0            100,000,000.00             12.465088399             1.693535600           0.023614417
AV2               126671EY8            118,948,000.00            132.226066610             5.819890709           0.250494937
---------------------------------------------------------------------------------------------------------------------------------
MF1               126671EU6              3,190,000.00            537.901811912            20.272391850           3.160173145
MF2               126671EV4              3,190,000.00            537.901815047            20.272391850           3.402228980
BF                126671EW2              3,191,000.00            537.733246631            20.266038859           3.932174366
MV1               126671EZ5             17,542,000.00            199.439533121            10.123439175           0.414321780
MV2               126671FA9             12,994,000.00            199.440668770            10.123496999           0.510928213
BV                126671FB7             10,396,000.00            149.219386197            13.918737014           0.671383613
BF-IO              PRIVATE                       0.00              0.000000000             0.000000000           0.000000000
BV-IO              PRIVATE                       0.00              0.000000000             0.000000000           0.000000000
---------------------------------------------------------------------------------------------------------------------------------
Totals                                 366,226,000.00            142.962031833            6.446642865            1.083322211
---------------------------------------------------------------------------------------------------------------------------------


                      Ending Cert.               Pass
                       Notional                Through
Class                   Balance                  Rate (%)
---------------------------------------------------------
AF1                  224.658211116            6.815000
AV1                   10.771552799            2.200000
AV2                  126.406175902            2.200000
---------------------------------------------------------
MF1                  517.629420063            7.050000
MF2                  517.629423197            7.590000
BF                   517.467207772            8.775000
MV1                  189.316093946            2.412500
MV2                  189.317171772            2.975000
BV                   135.300649182            5.225000
BF-IO                  0.000000000            0.000000
BV-IO                  0.000000000            0.000000
---------------------------------------------------------
Totals               136.515388967
---------------------------------------------------------



  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


Pool Level Data
Distribution Date                                                                                               8/25/03
Cut-off Date                                                                                                    11/1/98
Determination Date                                                                                               8/1/03
Accrual Period 30/360                            Begin                                                           7/1/03
                                                 End                                                             8/1/03
Number of Days in 30/360 Accrual Period                                                                              30

Accrual Period Actual Days                       Begin                                                          7/25/03
                                                 End                                                            8/25/03
Number of Days in Actual Accrual Period                                                                              31


-------------------------------------------------------------------------------
                              Collateral Information
-------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                               0.00

Beginning Aggregate Pool Stated Principal Balance                                                         28,598,446.36
Ending Aggregate Pool Stated Principal Balance                                                            27,520,630.87

Beginning Aggregate Loan Count                                                                                      451
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                     17
Ending Aggregate Loan Count                                                                                        434

Beginning Weighted Average Loan Rate (WAC)                                                                   9.267427%
Ending Weighted Average Loan Rate (WAC)                                                                      9.280653%

Beginning Net Weighted Average Loan Rate                                                                     8.767427%
Ending Net Weighted Average Loan Rate                                                                        8.780653%

Weighted Average Maturity (WAM) (Months)                                                                           260

Servicer Advances                                                                                            33,224.41

Aggregate Pool Prepayment                                                                                   993,847.51
Pool Prepayment Rate                                                                                       35.4922 CPR


Group 2
-------
Cut-Off Date Balance                                                                                              0.00

Beginning Aggregate Pool Stated Principal Balance                                                         9,331,154.03
Ending Aggregate Pool Stated Principal Balance                                                            9,072,503.97

Beginning Aggregate Loan Count                                                                                      76
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                      2
Ending Aggregate Loan Count                                                                                         74

                                    Page 1


  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


Group 2

Beginning Weighted Average Loan Rate (WAC)                                                                   9.140379%
Ending Weighted Average Loan Rate (WAC)                                                                      9.145173%

Beginning Net Weighted Average Loan Rate                                                                     8.640379%
Ending Net Weighted Average Loan Rate                                                                        8.645173%

Weighted Average Maturity (WAM) (Months)                                                                           302

Servicer Advances                                                                                            25,286.51

Aggregate Pool Prepayment                                                                                   250,575.36
Pool Prepayment Rate                                                                                       27.8870 CPR


Group 3
Cut-Off Date Balance                                                                                              0.00

Beginning Aggregate Pool Stated Principal Balance                                                        16,584,166.61
Ending Aggregate Pool Stated Principal Balance                                                           15,527,369.46

Beginning Aggregate Loan Count                                                                                     226
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                     10
Ending Aggregate Loan Count                                                                                        216

Beginning Weighted Average Loan Rate (WAC)                                                                   9.022645%
Ending Weighted Average Loan Rate (WAC)                                                                      9.025960%

Beginning Net Weighted Average Loan Rate                                                                     8.522645%
Ending Net Weighted Average Loan Rate                                                                        8.525960%

Weighted Average Maturity (WAM) (Months)                                                                           297

Servicer Advances                                                                                            44,256.48

Aggregate Pool Prepayment                                                                                 1,040,938.93
Pool Prepayment Rate                                                                                       54.0975 CPR






Certificate Account

Beginning Balance                                                                                                 0.00



                                    Page 2




  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312


Deposit
Payments of Interest and Principal                                                                                  2,777,442.65
Liquidation Proceeds                                                                                                      132.12
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                    ------------
Total Deposits                                                                                                      2,777,574.77


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        20,389.14
Payment of Sub Servicer Fees                                                                                                0.00
Payment of Other Fees                                                                                                  20,389.14
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                      0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                   2,757,669.01
                                                                                                                    ------------
Total Withdrawals                                                                                                   2,798,447.28

Ending Balance                                                                                                           -483.37


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               2,324.93
Compensation for Gross PPIS from Servicing Fees                                                                         2,324.93
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                    ------------
Total Net PPIS (Non-Supported PPIS)                                                                                        -0.00

Master Servicing Fees Paid                                                                                             20,389.14
                                                                                                                    ------------
Total Fees                                                                                                             20,389.14
----------------------------------------------------------------------
                        Delinquency Information
----------------------------------------------------------------------

Group 1
-------

Delinquency                                                      30-59 Days        60-89 Days         90+ Days            Totals
-----------                                                      ----------        ----------     ------------      ------------
Scheduled Principal Balance                                      617,306.47        115,649.09     1,043,910.60      1,776,866.16
Percentage of Total Pool Balance                                  2.243068%         0.420227%        3.793193%         6.456488%



  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312



Delinquency                                                      30-59 Days        60-89 Days         90+ Days            Totals
-----------                                                      ----------        ----------     ------------      ------------

Number of Loans                                                          10                 2               17                29
Percentage of Total Loans                                         2.304147%         0.460829%        3.917051%         6.682028%

Foreclosure
-----------

Scheduled Principal Balance                                                                                         1,324,157.10
Percentage of Total Pool Balance                                                                                       4.811507%
Number of Loans                                                                                                               22
Percentage of Total Loans                                                                                              5.069124%

REO
---

Scheduled Principal Balance                                                                                           247,641.90
Percentage of Total Pool Balance                                                                                       0.899841%
Number of Loans                                                                                                                5
Percentage of Total Loans                                                                                              1.152074%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                29,994.03
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                               2,374,714.97

Group 2
-------
Delinquency                                                      30-59 Days        60-89 Days         90+ Days            Totals
-----------                                                      ----------        ----------     ------------      ------------

Scheduled Principal Balance                                      930,213.97        150,804.01       576,081.51      1,657,099.49
Percentage of Total Pool Balance                                 10.253112%         1.662209%        6.349752%        18.265073%
Number of Loans                                                           7                 1                5                13
Percentage of Total Loans                                         9.459459%         1.351351%        6.756757%        17.567568%

Foreclosure
-----------

Scheduled Principal Balance                                                                                           763,573.21
Percentage of Total Pool Balance                                                                                       8.416345%
Number of Loans                                                                                                                6
Percentage of Total Loans                                                                                              8.108108%

REO
---

Scheduled Principal Balance                                                                                           466,786.77
Percentage of Total Pool Balance                                                                                       5.145071%
Number of Loans                                                                                                                4
Percentage of Total Loans                                                                                              5.405405%



  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312



Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                 971,534.83

Group 3
-------

Delinquency                                                      30-59 Days        60-89 Days         90+ Days            Totals
-----------                                                      ----------        ----------     ------------      ------------

Scheduled Principal Balance                                    1,544,036.27        205,760.46     1,255,863.46      3,005,660.19
Percentage of Total Pool Balance                                  9.943966%         1.325147%        8.088063%        19.357176%
Number of Loans                                                          15                 4               22                41
Percentage of Total Loans                                         6.944444%         1.851852%       10.185185%        18.981481%

Foreclosure
-----------

Scheduled Principal Balance                                                                                         1,686,231.16
Percentage of Total Pool Balance                                                                                      10.859735%
Number of Loans                                                                                                               16
Percentage of Total Loans                                                                                              7.407407%

REO
---

Scheduled Principal Balance                                                                                           344,273.74
Percentage of Total Pool Balance                                                                                       2.217206%
Number of Loans                                                                                                                8
Percentage of Total Loans                                                                                              3.703704%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                   ( 483.37)
Total Realized Losses                                                                                               3,882,040.18
-----------------------------------------------------------
                        Pool Group 1
-----------------------------------------------------------

Scheduled Principal Amount                                                                                             53,841.83



  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
                                                                 Countrywide Home Loans
Officer:   Courtney Bartholomew                                Asset-Backed Certificates
           212-815-3236                                               Series 1998-3
Associate: Sean O'Connell
           212-815-6312





-----------------------------------------------------------
                        Pool Group 1
-----------------------------------------------------------

Prepayment Principal Amount                                                                                           993,847.51
Extra Principal Distribution Amount                                                                                    47,155.86
Beginning Aggregate Pool Stated Principal Balance                                                                  28,598,446.36
Ending Aggregate Pool Stated Principal Balance                                                                     27,520,630.87
Beginning Aggregate Certificate Balance                                                                            27,740,492.98
Ending Aggregate Certificate Balance                                                                               26,695,011.95
Specified Overcollateralization Amount                                                                                825,618.92
Overcollateralization Amount                                                                                          825,618.92

Has Trigger Event Occurred                                                                                                   YES

-----------------------------------------------------------
                        Pool Group 2
-----------------------------------------------------------

Scheduled Principal Amount                                                                                             23,932.92
Prepayment Principal Amount                                                                                         1,291,514.29
Extra Principal Distribution Amount                                                                                   131,927.30
Beginning Aggregate Pool Stated Principal Balance                                                                  25,915,320.64
Ending Aggregate Pool Stated Principal Balance                                                                     24,599,873.43
Beginning Aggregate Certificate Balance                                                                            24,615,920.09
Ending Aggregate Certificate Balance                                                                               23,300,472.89
Specified Overcollateralization Amount                                                                              1,299,400.54
Overcollateralization Amount                                                                                        1,299,400.54

Has Trigger Event Occurred                                                                                                    NO
